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Exhibit 10.14

         Real Estate [Building] Lease Agreement

/seal/
/seal/

May 16, 2007

Lessor: Hyundai J. Comm Co., Ltd.

Lessee: Enerland Co., Ltd.

 Lease Agreement

The lessor Hyundai J. Comm (from now on, "A") and Lessee Enerland (from now on "B") execute this lease agreement under the following terms: /seal/ /seal/

Article 1 (Marking of the leased property)

The leased property by "A" to "B" according to this agreement is as follows. The detailed particulars and the location are as marked in the usage area details in the attached data and in the drawing:

Building: Of the section marked in Attachment 2, the Hobeop Plant's plant building located at 254-1 Maegok-li, Hobeop-myun, Icheon-shi, Kyunggi-do (permit number 1-dong plant)
Total 464.46m2 (80 pyung)

Article 2 (Lease Period)

  1.
  The lease period for the building [portion] of the leased property in Article 1 shall be for 1 year from June 1, 2007 until May 31, 2008. Continued usage shall be discussed at a later time.

  2.
  If this property is sold to a third party, "B" shall comply with the buyer's plans of use. However, "A" shall notify "B" in writing 2 months prior to the contract termination date. In such instance, "B" may not make a protest based on the lease period, and "B" shall comply with the buyer's plans of usage without objections (including civil and criminal charges).

Article 3 (Lease Payment)

  1.
  The lease payment shall be a sum of 2.4 million won (2,400,000).

  2.
  The monthly lease payment in this Article's Section 2 shall be deposited by cash to the bank account designated by "A" by the 10th of the following month. However, when the payment due date falls on a holiday or a weekend, then the payment shall be made the following day. However, following the execution of this agreement, when the very first monthly lease payment date and the final monthly lease payment date are less than 1 month apart, the payment shall be prorated by the number of days.

  3.
  When the payment still has not been made by the due date as in this Article's Section 3, "B" shall pay a late payment interest at the general city bank's average late payment interest rate applied to general loans.

  5.
  When "B" is in default of the lease payments, it shall immediately restore the real estate that it is using to its original state, and surrender it to "A".

Article 5 (Management Fees)

  1.
  The management fee includes fixed management fee and fluctuating management fee. /seal/ /seal/

  2.
  For the fixed management fee, "B" shall pay three thousand four hundred sixty won per pyung (3,460) as of the date of the agreement; and for the fluctuating management fee calculated according to actual usage shall be paid by the 25th of the subsequent month

Article 6 (Responsible for the value-added tax)

  The value-added taxes imposed on the security deposit, monthly lease payments and management fees according to this agreement shall be payable by "B".

Article 6 (Adjusting the Lease Payments)

  1.
  The monthly lease payments in Article 3 Section 2 shall be adjusted annually.

  2.
  In each of the following cases, either of the parties can adjust the lease payments by providing a 30-day advance notice in writing.

  (1)
  When there is a need to change the existing lease payments due to changes in added real estate costs (land price, market price to base the tax calculation, city tax, etc.).

  (2)
  When the taxes, government dues or public dues impose don the leased property changes.

  (3)
  When a lease payment adjustment is deemed necessary according to the changes in the price of goods and the economy.

  (4)
  When there are changes in the leased property or its dimensions.

Article 7 (Use of Subsidiary Facilities)

  For "B" to use "A's" subsidiary facilities, "A" may use them through a separate agreement between "A" and "B".

Article 8 (Prohibiting Transfer, Sublease and Disposals)

  "B" shall not transfer its rights and obligations of this agreement to a third party, or sublet a portion or all of the leased property without prior approval from "A".

Article 9 (Responsibility to Protect the Assets)

  "A" shall not be responsible for accidents such as fire or theft, or losses occurred in the leased property. "B" shall be responsible to properly and safely maintain it.

Article 10 (Modifying the Leased Property)

  1.
  During the lease period, upon obtaining "A's" prior written agreement, "B" can make the following necessary changes on the leased property at its own expense:

  (1)
  Lay-Out installation and changes such as installing dividers and attaching lighting that is necessary for conducting business. /seal/ /seal/

  (2)
  Utilities such as lights, power source, communication, exhaust air and gas.

  2.
  "B" shall not make claims for refunds [from "A"] for any expenses due to the above Section, nor make claims for the tenement purchases.

  3.
  "B" shall preserve, use and benefit the leased property per responsibility of a good manager during the lease period, and comply with the relevant statutes concerning modifying the leased property. However, for modifications of the leased property that were not compliant with the relevant statutes, "B" shall take the complete responsibility.

Article 11 (Leased property's Maintenance and Management)

  1.
  "A" has the obligation to maintain the building (structure reinforcement, fire prevention demarcation, waterproofing the rooftop, building exterior) basically designated inside the leased property. When these items naturally wear and tear, discolored or no [longer] able to function normally, thus requiring repairs, these repairs shall be done at "A's" expenses.

  2.
  Except as in the above Section, when "B" wishes to make repairs at its own expenses out of its own needs, "B" shall discuss this with "A" before [making the repairs], and "B" shall not make claims for refunds of any of the expenses incurred by "B".

Article 12 (Damage Compensation)

  1.
  When "B", its employees, vendors, trading entities or its visitors cause damages to the leased property or other properties belonging to "A", "B" shall notify "A" without delay, and compensate for the concerned losses.

  2.
  Even if a third party caused the damages on the leased property in the above Section, if "B" did not notify "A", it shall be deemed as "B's" doing.

  3.
  The monetary amount of the damage in the above Sections shall be calculated by "A" based on the market rate at the time of the damage compensation.

Article 13 (Terminating the Agreement)

  1.
  When "B" commits any of the following actions, "A" can immediately cancel this agreement without maximum:

  (1)
  When "B" is delinquent on the set lease payments or any financial obligations for 2 months or longer;

  (2)
  When "B" faces bankruptcy , is unable to make payments, or if there is a liquidation petitioned against "B";

  (3)
  When "B's" actions causes loss to "A", or when "A" determines it needs to terminate the agreement due to business management reasons.

  (4)
  When "A's" provisions and compliance requirements were not adhered, or when acted contrary to it.

  (5)
  When there have been other actions in infringement of this agreement.

  2.
  Concerning the above Section, "A" can terminate this agreement anytime to have ["B"] surrender the leased property. The fact that "A" is safekeeping the security deposit for the lease cannot be the grounds or excuse for "B" to refuse from surrendering the leased property. /seal/ /seal/

Article 14 (Ending the Agreement)

  This agreement shall end on any of the following grounds:

  1.
  When this lease agreement expires.

  2.
  When this agreement is terminated or cancelled pursuant to the provisions in this agreement.

Article 15 (Grounds for Being Exempt from Responsibility)

  1.
  "A" shall not be responsible for losses and inconveniences imposed on "B" due to natural disaster, war, riot or other force majeure not attributable to "A".

  2.
  Even if there was a force majeure as in above Section, "B" shall not be given an extension to fulfill its payment responsibility that already occurred pursuant to this agreement.

Article 16 (Agreement Modification)

  When "A" and "B" have an adequate and unavoidable reason, even if it is before the expiration of the lease period, they can discuss to revise and modify the provisions in this agreement.

Article 17 (Disputes)

  Any disputes arising from the question, controversies, etc. all of which that are related to this agreement shall be resolved through mutual discussions. All [such] disputes-related lawsuits shall be presided by the court of jurisdiction over "A's" headquarter location.

Article 18 (Management)

  1.
  Appropriate management of the leased property shall be done by "B".

  2.
  Appointing the manager to [obtain] the legal approvals and permits needed for conducting "B's" business and the concerned jobs shall be carried out by "B".

Article 19 (Wearing Work Uniform)

  "B" shall not enter and exit through "A's" front door and important facilities (i.e., research center) unregulated. When wearing work uniform, ["B's" employees] shall wear work uniforms that are easily differentiated from "A's" employees to resolve any security issues. /seal/ /seal/

Article 20 (Management Regulations)

  "A" can establish and implement all management regulations and bylaws to protect its assets and for smooth management of the leased property pursuant to this agreement, and such management regulations shall become effective as a part of this agreement.

  As a proof of the execution of this agreement, two sets of the agreement shall be prepared. The lessor and lessee shall sign/seal them, and each keep one set.

                           May 16, 2007

        Lessor:  254-1 Maegok-li, Hobeop-myun, Icheon-shi, Kyunggi-do
                      Hyundai J. Comm Co., Ltd.
                      Representative Director: Young-Ho Jo /seal/

        Lessee:  254-1 Maegok-li, Hobeop-myun, Icheon-shi, Kyunggi-do
                      Enerland Co., Ltd.
                      Representative Director: Hwan-Jin Noh /seal/

[Attachment 1] Drawing of Hobeop Plant's Building Layout

[See source for graphic information]

[Attachment 2] Enerland's Hobeop Plant Leasing Location

[See source for graphic information]

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  Exhibit 10.14
Lease Agreement